Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in this Registration Statement of Sensus Healthcare, Inc. on Form S-8 of our report dated March 23, 2023 with respect to our audits of the consolidated financial statements of Sensus Healthcare, Inc. as of December 31, 2022 and 2021, and for the years ended December 31, 2022 and 2021, which report is incorporated by reference in this Registration Statement.

/s/ Marcum llp

Marcum llp

Tampa, Florida

August 11, 2023